Exhibit 99-5
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                      Certificate Pursuant to Section 1350
                  of Chapter 63 of Title 18 United States Code
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         The undersigned officer hereby certifies, as to the Amended Quarterly
Report on Form 10-Q/A of Exelon Generation Company, LLC for the quarterly period ended March 31, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Generation Company, LLC.



Date:  October 30, 2002                     /s/ Ruth Ann M. Gillis
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                                            Ruth Ann M. Gillis
                                            Senior Vice President and
                                            Chief Financial Officer
                                            Exelon Generation Company, LLC